UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TESSCO Technologies Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 TESSCO TECHNOLOGIES INCORPORATED ANNUAL MEETING OF SHAREHOLDERS Date: Thursday, July 28, 2022 Time: 9:00 a.m., Eastern Time Virtual Meeting The Annual Meeting will be held exclusively via audio webcast in a virtual meeting format. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on Thursday, July 28, 2022. Notice is hereby given that the Annual Meeting of Shareholders of TESSCO Technologies Incorporated will be virtually held on Thursday, July 28, 2022 at 9:00 a.m., Eastern Time. The 2022 Annual Meeting will be held solely by means of remote communication in a virtual meeting format. You will not be able to attend the Annual Meeting physically. To register for and attend the virtual meeting along with voting your shares, please follow the instructions below: • Visit www.proxydocs.com/TESS on your smartphone, tablet or computer. • As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on this Notice. • After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting at the email address you provided during registration, with a unique link to the virtual meeting. Once admitted to the virtual Annual Meeting, record holders may participate in and vote at the Annual Meeting by following the instructions available on the meeting website during the meeting. • To vote while attending the Annual Meeting remotely, please have this Notice available to you. Shareholders of record may also vote in advance and without attending the Annual Meeting by accessing or by requesting a paper copy of the proxy materials as described below, and following the instructions included with those materials. This Notice presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The notice and Proxy Statement, proxy card and Annual Report on Form 10-K are available for review at www.proxydocs.com/tess If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before July 12, 2022 to facilitate timely delivery. Matters intended to be acted upon at the meeting are listed below. The Board of Directors recommends that you vote FOR the following Proposals: 1. To elect the seven director nominees listed in the Proxy Statement, to serve until the 2023 annual meeting of shareholders and until their respective successors are duly elected and qualified. 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2023. 3. To consider and approve, by an advisory (non-binding) vote, the compensation of our named executive officers for fiscal year 2022. Note: In their discretion, the proxies may vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. THIS IS NOT A FORM FOR VOTING You may immediately vote your proxy on the Internet at: www.proxypush.com/tess Please have this Notice available. Follow the instructions to vote your proxy. Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. *For shares held in TESSCO Technologies Incorporated employee benefit plans, the deadline for submitting instructions is 11:59 p.m. (Central Time) on July 25, 2022.

To request paper or e-mail copies of the proxy materials, which include the proxy card, notice and proxy statement and 2022 Annual Report on Form 10-K, please contact us via: : Internet/Mobile – Access the Internet and go to www.investorelections.com/tess . Follow the instructions to log in, and order paper copies. ( Telephone – Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order paper copies. * E-mail – Send us an e-mail at paper@investorelections.com with “tess Materials Request” in the subject line. The e-mail must include: • The 11-digit control # located in the box in the upper right hand corner on the front of this notice. • Your preference to receive printed materials via mail -or- to receive an e-mail with links to the electronic materials. • If you choose e-mail delivery you must include the e-mail address to which we can send an e-mail with links to the proxy materials. • If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” in the e-mail. Important Information about the Notice of Proxy Materials This Notice Regarding the Online Availability of Proxy Materials (Notice) is provided to shareholders in place of the printed materials for the upcoming Shareholder Meeting. Information about this Notice: In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the internet site where the proxy materials may be found. To view the proxy materials online: Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, notice and Proxy Statement and Annual Report on Form 10-K. To receive paper copies of the proxy materials: Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, e-mail or Internet.